SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 41(a) of
                  the Securities Exchange Act of 1934

Filed by the Registrant __X__

Filed by a Party other than the Registrant _____

Check the appropriate box:

____ Preliminary Proxy Statement

____ Confidential, for Use of the Commission Only, (as permitted by Rule 14a-6(c)(2))

__X_ Definitive Proxy Statement

____ Definitive Additional Materials

____ Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                         Wal-Mart Stores, Inc.
          (Name of Registrant as Specified in its Charter)

      Allison Garrett, Assistant Secretary, Wal-Mart Stores, Inc. (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

__X_ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(i)(2)

____ $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3)

____ Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11

                             PROXY RULES

1)   Title of each class of securities to which transaction applies:

                 Common Stock

2)   Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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____ Fee paid previously with preliminary materials.

____ Check box if any part of the fee is offset as provided by Exchange
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                         WAL-MART STORES, INC.
                         Bentonville, Arkansas

                            PROXY STATEMENT

                    ANNUAL MEETING OF SHAREHOLDERS

                        To Be Held June 7, 1996

  This   Proxy   Statement  is  furnished  in  connection   with   the
solicitation of Proxies by the Board of Directors (the "Board") of WAL-MART STORES, INC., a Delaware corporation (the "Company" or "Wal-Mart"), for use at the Annual Meeting of Shareholders of the Company to be held in Bud Walton Arena, University of Arkansas, Fayetteville, Arkansas, on Friday, June 7, 1996, commencing at 10:00 a.m. (with pre-meeting activities at 8:00 a.m.), and at all continuations and
adjournments   thereof.  The  mailing  address  of  the   Company   is
Bentonville,  Arkansas 72716, and its telephone number is  (501)  273-
4000.

                           VOTING PROCEDURES

        It is the policy of the Company that proxy cards, ballots, and voting tabulations that identify shareholders be kept confidential from the Company unless such disclosure is: (i) necessary to meet applicable legal requirements or to assert or defend claims by or against the Company; (ii) expressly requested by a shareholder (and then disclosure shall be limited to that particular shareholder's vote); or (iii) made during a contested proxy solicitation. The tabulators and inspectors of the election, who are appointed by the Company's Board, are independent of the Company and are not Company associates.

       This Proxy Statement will be mailed on or about April 15, 1996. In accordance with the By-laws of the Company, the Board has fixed the close of business on April 8, 1996, as the record date for the meeting. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting. Each shareholder is entitled to one vote in person or by proxy for each share held. A quorum (holders of the majority of the common stock issued and outstanding and present in person or represented by proxy) is required for any vote taken at the meeting to be valid. When a quorum is present, the vote of the holders of a majority of Company common stock present in person or by proxy is required to elect any director or to approve any other matter which is submitted to a vote of the shareholders at the Annual Meeting of Shareholders.

   Abstentions from voting, which may be specified on all matters except the election of directors, will be included to determine if the requisite number of affirmative votes are received on any matters submitted to the stockholders for vote and, accordingly, will have the same effect as a vote against such matters. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote on such matter and, accordingly, will have no effect on the vote with respect to that matter.

                         ELECTION OF DIRECTORS

  Wal-Mart's directors are elected at each Annual Meeting of Shareholders and hold office until the next election of directors and until their successors are duly elected and qualify. All the nominees for director except for Stephen Friedman and Stanley C. Gault are presently directors of Wal-Mart. Unless authority to do so is withheld, the persons named in the accompanying form of Proxy will vote the shares represented thereby for the following nominees. While it is not anticipated that any nominee will be unable to serve, if any nominee is unable to act as a director, the persons named in the accompanying form of Proxy may, unless authority to do so is withheld, vote for any substitute nominee proposed by the Board.

  Following the Annual Meeting of Shareholders, the Board will consist of 13 directors. Between Annual Meetings, the Board has authority under the Company's By-laws to fill vacancies and to increase or decrease its size.

  The following nominees for directors are nominated by the Board. The business experience shown for each nominee has been his or her principal occupation for at least the past five years. Nominees were selected on the basis of outstanding achievement in their personal careers; broad experience; wisdom; integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board duties. The Board is committed to diversified membership. The Board will not discriminate on the basis of race, color, national origin, gender, religion or disability in selecting nominees.


                        NOMINEES FOR DIRECTORS
                                                                Director
Name                Age       Business Experience                Since

Paul R. Carter       55  Executive Vice President of Wal-Mart.   1988
                         Since September 1995, he has served
                         as President of Wal-Mart Realty Com-
                         pany.  From 1988 to September 1995,
                         he served as Chief Financial Officer
                         of Wal-Mart.

John A. Cooper, Jr.  57  Chairman of the Board of Cooper Com-    1980
                         munities, Inc., Bentonville, Arkansas,
                         which is engaged in real estate devel-
                         opment.  He is also a director of
                         Entergy Corporation and J.B. Hunt
                         Transport Services, Inc.

Stephen Friedman     58  Senior Chairman and Limited Partner      New
                         of Goldman Sachs, & Co. since Decem-
                         ber 1994.  From December of 1990 until
                         November 1994, he served as Co-Chair-
                         man or sole Chairman of Goldman, Sachs
                         & Co.  Mr. Friedman is also Vice
                         Chairman of the Board of Trustees of
                         Columbia University, Chairman of the
                         Executive Committee of The Brookings
                         Institution and a member of The
                         Trilateral Commission, the Council on
                         Foreign Relations, the Board of Over-
                         seers of Memorial Sloan-Kettering
                         Cancer Center, Commentary Magazine
                         Publications Committee, and the Com-
                         mission on the Roles and Capabilities
                         of the United States Intelligence
                         Community.  In addition, Mr. Friedman
                         has been nominated for election in
                         May 1996 as a director of the Federal
                         National Mortgage Association.

Stanley C. Gault     70  Chairman of The Goodyear Tire & Rubber   New
                         Company since 1991 and Chief Execu-
                         tive Officer of The Goodyear Tire &
                         Rubber Company from 1991 to January
                         1996.  Mr. Gault also served as Chair-
                         man and Chief Executive of Rubbermaid
                         Incorporated from 1980 to 1991.  He is
                         also a director of Avon Products, Inc.,
                         PPG Industries, Inc., Rubbermaid Incor-
                         porated, and The Timken Company.

David D. Glass       60  President and Chief Executive Officer   1977
                         of Wal-Mart.

Dr. Frederick S.     60  President of Florida A&M University,    1993
  Humphries              Tallahassee, Florida.  He is also a
                         director of Brinker International, Inc.

E. Stanley Kroenke   48  Chairman, The Kroenke Group, Columbia,  1995*
                         Missouri, which is engaged in real
                         estate development, and co-owner of
                         the St. Louis Rams National Football
                         League Franchise.

Elizabeth A. Sanders 50  Management consultant, The Sanders      1993
                         Partnership, Sutter Creek, California.
                         From 1981 until February 1990, she
                         served as Vice-President and General
                         Manager for Nordstrom, Inc.  She is
                         also a director for H.F. Ahmanson &
                         Co., Flagstar Companies, Inc., and
                         Wolverine Worldwide, Inc.

Jack C. Shewmaker    58  Consultant; retired, Wal-Mart.          1977

Donald G. Soderquist 62  Vice Chairman and Chief Operating       1980
                         Officer of Wal-Mart.

Dr. Paula Stern      50  President of The Stern Grop, Inc.,      1995
                         which is engaged international trade
                         consulting, since 1989.  From 1993
                         to 1995, she was a Senior Fellow at
                         the Progressive Policy Institute.
                         She is a member of the President's
                         Advisory Committee for Trade Policy
                         and Negotiations and Advisory Commit-
                         tee for U.S. and Foreign Commercial
                         Services, and Chair of the Export
                         Import Bank of U.S. Advisory Committee.
                         From 1984 to 1986, she served as Chair-
                         woman of the International Trade Com-
                         mission.  Dr. Stern is also a director
                         of Duracell International, Inc., Har-
                         court General, Inc., and Westinghouse
                         Electric Corp.

John T. Walton       49  Chairman of SATLOC, INC., Tempe,        1992*
                         Arizona, which is a manufacturer of
                         global positioning satellite systems
                         for industrial and agricultural
                         applications.  From July 1983 to
                         March 1994, Mr. Walton was Chairman
                         of Corsair Marine, Inc., a sailboat
                         manufacturer.  Since November 1990,
                         he has served as Vice President of
                         Walton Enterprises II, L.P.  From 1975
                         to November 1990, he served as the Vice
                         President of Walton Enterprises, Inc.
                         He is also a director of Education
                         Alternatives, Inc.

S. Robson Walton     51  Chairman of the Board of Wal-Mart.      1978*
                         Prior to his election as Chairman in
                         April 1992, he served as Vice Chairman
                         of Wal-Mart from 1985.

  *S.  Robson  Walton  and John T. Walton are  brothers.   E.  Stanley
Kroenke is their first cousin by marriage.


                        EXECUTIVE COMPENSATION

Summary Compensation Table
  The following table sets forth information concerning the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company during the fiscal years ended January 31, 1996, 1995 and 1994.


                               Annual   compensation         Long-term compensation
                                                                     Awards
                       Fiscal                           Other     Restricted    Number of              All other
                       Year                           annual       stock      securities      LTIP    compensa-
Name  and  principal   ended     Salary(1)           compensa-    award(s)    underlying     payouts   tion(3)
position              Jan. 31,      ($)     Bonus($)  ($)(2)       ($)        options(#)       ($)     ($)
David D. Glass          1996     1,035,000     0      66,759        0          66,064           0     40,359
 President and Chief    1995       985,000     0      61,443        0          64,590           0     14,089
 Executive Officer      1994       925,000     0      51,161        0          54,950           0     31,690

Donald G. Soderquist    1996       830,000     0         0          0          52,979           0     29,119
 Vice Chairman and      1995       790,000     0         0          0          51,803           0     27,949
 Chief Operating        1994       750,000     0         0          0          44,554           0     30,819
 Officer

William R. Fields (4)   1996       671,731     0      87,548        0          38,777           0     25,400
 Executive Vice         1995       590,000     0         0          0          35,011           0     20,889
 President              1994       550,000     0         0          0          29,406           0     22,619

Joseph S. Hardin, Jr.   1996       537,885     0         0          0          47,126           0     19,415
 Executive Vice         1995       500,000     0         0          0          29,670           0     17,712
 President              1994       477,388     0         0          0          25,396           0     19,642

Paul R. Carter          1996       470,000     0      34,525        0          27,000           0     22,192
 Executive Vice         1995       470,000     0      30,758        0          27,738           0     26,946
 President              1994       450,388     0      26,394        0          26,733           0     26,837

[FN]
<F1>
  (1) Includes compensation amounts earned during the fiscal year but deferred pursuant to individual Deferred Compensation Agreements with the Company.
<F2>
  (2) Amounts shown in this column represent incentive payments under the Wal-Mart Stores, Inc. Officer Deferred Compensation Plan. In 1995 and 1994, these amounts were included in the column "All other compensation." Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for any named executive officer.
<F3>
  (3) Includes for the fiscal year ended January 31, 1996: (a) Company contributions to the Company's Profit Sharing Plan (Mr. Glass $5,250, Mr. Soderquist $5,250, Mr. Fields $5,250, Mr. Hardin $5,250 and Mr. Carter $5,250); (b) Company contributions to the Company's Supplemental Executive Retirement Plan (Mr. Glass $23,975, Mr. Soderquist $23,800, Mr. Fields $18,261, Mr. Hardin $12,701 and Mr. Carter $11,209); (c) above-market interest on deferred compensation credited during the fiscal year ended January 31, 1996, to the accounts of the named executive officers (Mr. Glass $11,065, Mr. Soderquist $0, Mr. Fields $1,820, Mr. Hardin $1,395, and Mr. Carter $5,664); and (d) $69 of term life insurance premiums paid by the Company during fiscal year ended January 31, 1996, for the benefit of each named executive officer.
<F4>
 (4) Mr. Fields left the Company in April 1996.


Option Grants In Fiscal Year Ended January 31, 1996

  The   following  table sets forth all options to acquire  shares  of the Company's Common Stock granted to the named executive officers for the fiscal year ended January 31, 1996.

                Individual Grants(1)
                                                           Potential realizable value at
                                 Percent of               assumed annual rates of stock price
                     Number  of       total               appreciation for option term (2)
                     securities      options
                     underlying     granted to     Exercise or
                      options       associates      base price   Expiration
 Name                 granted     in fiscal year    ($/Sh)          date      5% ($)    10% ($)
David D. Glass         66,064         0.93          23.50         11-16-05   976,353   2,474,292
Donald G. Soderquist   52,979         0.74          23.50         11-16-05   782,978   1,984,220
William R. Fields(3)   38,777         0.55          23.50         11-16-05   573,086   1,452,313
Joseph S. Hardin, Jr.  14,956         0.21          23.625        02-16-05   222,211     563,126
                       32,170         0.45          23.50         11-16-05   475,441   1,204,861
Paul R. Carter         27,000         0.38          23.50         11-16-05   399,034   1,011,230

[FN]
<F1>
      (1) The exercise price of the options granted is equal to the market value of the Company's Common Stock on the date of grant. Options are generally exercisable in seven equal annual installments beginning one year after grant. Options generally expire ten years after grant.
<F2>
  (2) The potential realizable value amounts shown illustrate the values that might be realized upon exercise immediately prior to the expiration of their term using 5 percent and 10 percent appreciation rates set by the Securities and Exchange Commission, compounded annually and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability, vesting over a period of seven years or termination of the options following termination of employment.
<F3>
 (3) Mr. Fields left the Company in April 1996.


Option Exercises and Fiscal Year End Option Values
  The following table sets forth all stock options exercised by the named executives during the fiscal year ended January 31, 1996, and the number and value of options held by such executive officers at fiscal year end.

                                                 Number of securities          Value of unexercised
                                                 underlying unexercised        in-the-money options
                          Shares      Value   options at fiscal year end (#)  at fiscal year end($)(2)
                       acquired on   realized
Name                    exercise     ($)(1)     Exercisable  Unexercisable   Exercisable  Unexercisable
David D. Glass..........    0          0          340,940       304,224       3,448,020     884,094
Donald G. Soderquist....    0          0          147,959       236,005       1,175,600     596,126
William R. Fields (3)...    0          0           60,262       165,168         300,233     351,932
Joseph S. Hardin, Jr.... 16,673    292,579         33,445       144,876          72,852     204,718
Paul R. Carter.......... 40,008    785,157         58,830       120,839         329,408     202,471

[FN]
<F1>
  (1) Value realized is calculated based on the difference between the option exercise price and the closing market price of the Company's Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.
<F2>
   (2) Value of unexercised in-the-money options is calculated based on the difference between the option exercise price and the closing price of the Company's Common Stock at fiscal year end, multiplied by the number of shares underlying the options. The closing price on January 31, 1996, of the Company's Common Stock as reported on the New York Stock Exchange Composite Tape was $20.375.
<F3>
  (3)  Mr. Fields left the Company in April 1996.

        Compensation Committee Report On Executive Compensation

    Compensation Philosophy: The Company's executive compensation program is designed to provide fair compensation to executives based on their performance and contribution to Wal-Mart and to provide incentives which attract and retain key executives, instill a long-term commitment to the Company, and develop pride and a sense of Company ownership, all in a manner consistent with shareholder interests. Given these objectives, the executive officers' compensation package includes three main elements:(1) base salary, which is reviewed annually; (2)incentive compensation consisting of stock options; and (3) bonus payments under the Company's Management Incentive Plan. Company executives may elect to defer compensation, with interest accruing on amounts deferred. Incentive bonuses on the amounts deferred are paid annually commencing at 10 years after initial deferral. Additionally, Company executives participate in the Company's Profit Sharing Plan, which is a defined contribution retirement plan with a significant portion of its assets invested in Wal-Mart stock.

       Base Salary: Annual adjustments to the base salaries of the Company's executives are based on Wal-Mart's performance during the preceding fiscal year and upon a subjective evaluation of each executive's individual contribution to that performance. In evaluating overall Company performance, the primary focus is on Wal-Mart's financial performance for the year as measured by net income, total sales, comparable store sales and return on shareholder's equity. Additionally, certain intangible criteria, including whether Wal-Mart has conducted its operations in accordance with the standards of business and social conduct expected of the Company by its associates, shareholders and the communities in which it operates, may also be considered.

       Stock Options: Stock options are generally granted annually as additional compensation in an effort to link each executive's future compensation to the long-term financial success of Wal-Mart, as measured by stock performance. Options are priced at 100% of the stock market value on the day of grant and typically vest in equal annual increments, beginning one year from the date of grant, over the life of the option. Options granted before November 1995 are generally exercisable in nine annual installments; options granted after that time are generally exercisable in seven annual installments. The total number of options awarded each executive is based on an option grant dollar amount (the product of the number of option shares awarded multiplied by the option's exercise price) equal to a percentage of each executive's salary. For the CEO and other executives who serve as directors, this percentage is established annually by the Compensation Committee of the Board. For certain other executives, this percentage is recommended annually by the Stock Option Committee and approved by the Compensation Committee of the Board. These percentages are based on a subjective evaluation of the performance of each executive under consideration without regard to the number of options held by or previously granted to each executive.

       Bonus Payments: Bonus payments are made under the Company's Management Incentive Plan upon achievement of certain pre-established performance criteria. For the 1996 fiscal year, the Compensation Committee set three levels of overall performance objectives for the
Company: threshold, target and very good. Corresponding bonus levels are assigned to participants in the plan by the Compensation Committee, based on a set percentage of base salary. These bonus levels are tied directly to the achievement of the specific levels of performance objectives by the Company. The largest targeted bonus opportunity granted under the plan, 10%, 20% and 30% of base salary, was to an executive group including, among others, the Chairman, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. No incentive bonuses were paid under the plan for fiscal 1996 because the Company failed to achieve the applicable performance objectives established by the Compensation Committee.

   Compensation of the Chief Executive Officer: For the fiscal year ended January 31, 1996, David Glass, Wal-Mart's Chief Executive Officer, received a base salary of $1,035,000, an increase of 5.1% from the prior fiscal year, and was granted near the close of the fiscal year ended January 31, 1996, an option to purchase 66,064 shares of Company Common Stock. Mr. Glass's salary increase and option grant were based on a subjective evaluation which considered, in part, the Company's financial performance for the fiscal year ended January 31, 1995 (i.e., a 14.9% increase in net income; a 22.5% increase in total sales; a 7.2% increase in comparable store sales; and a 24.9%
return on beginning of year shareholders' equity). The option grant was also based on a subjective evaluation which considered, in part, the financial performance of the Company for the fiscal year ended January 31, 1996 (i.e., an estimated 2% increase in net income; an estimated 13.5% increase in total sales; an estimated 4% increase in comparable store sales; and an estimated 21.5% return on beginning of year shareholders' equity).

   Deductibility of Compensation: Internal Revenue Code Section 162(m) limits the deductibility of compensation paid to the Chief Executive Officer and the next four most highly compensated officers. Compensation in excess of $1 million paid to these officers which is not "performance-based," as defined in Section 162(m), is not deductible.
   Base  salary does not qualify as performance-based compensation under
Section 162(m). Mr. Glass deferred a portion of his compensation during the fiscal year ended January 31, 1996, such that during the year compensation actually received by Mr. Glass was less than $1 million. Because Mr. Glass's salary for the fiscal year ending on January 31, 1997, will exceed $1 million, Mr. Glass has volunteered to defer receipt of that portion of his base salary in excess of $1 million until after his retirement. This will allow Wal-Mart to deduct the deferred portion of Mr. Glass's salary in excess of $1 million for the years in which it is paid after his retirement.

This report is submitted by the members of the Compensation Committee:
John A. Cooper, Jr.      Robert H. Dedman   Dr. Frederick S. Humphries

Compensation Committee Interlocks and Insider Participation
   During the fiscal year ended January 31, 1996, there were no interlocking relationships between any executive officers of Wal-Mart and any entity whose directors or executive officers serve on the Board's Compensation Committee, nor did any current or past officers of the Company serve on the Compensation Committee.

Stock Performance Graph
  The following graph sets forth the yearly percentage change in cumulative total shareholder return on the Company's Common Stock during the preceding five fiscal years ended January 31, 1996, compared with the cumulative total returns of the S&P500 Index and the published retail industry index. The comparison assumes $100 was invested on January 31, 1991, in Wal-Mart Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

           COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
           AMONG WAL-MART STORES, INC., THE S & P 500 INDEX
              AND THE S & P RETAIL STORES-COMPOSITE INDEX
                                (graph)

                               1/91  1/92  1/93  1/94   1/95   1/96
Wal-Mart Stores, Inc.           100   164   199   163    141    127
S & P 500                       100   123   136   153    154    213
S & P Retail Stores Composite   100   140   167   161    149    161

[FN]
* $100 invested on 1/31/91 in stock or index - including reinvestment of dividends
  Fiscal year ending January 31.

Compensation of Directors
  During the fiscal year ended January 31, 1996, the compensation paid to non-associate directors was $24,000 annually, paid in quarterly increments of $6,000, plus $1,500 for every Board or Board Committee meeting attended and $500 for each telephone meeting. Each director was also reimbursed his or her expenses incurred in attending the meetings. Additionally, each director who is not an associate of the Company or a paid consultant, is compensated at a rate of $1,500 per day, not to exceed 30 days, for Board-related assignments outside of the scope of his or her regular director duties.

  During  the  fiscal  year  ended  January  31,  1996,  Jack  Shewmaker received a consulting fee of $150,000 pursuant to a consulting agreement with the Company. Under the agreement he provides consulting advice to Wal-Mart in exchange for an annual consulting fee. The agreement with Mr. Shewmaker was initially for a five-year term from May 1, 1988, to April 30, 1993, but has been extended through April
30, 1998. It provides for payment of an annual fee of $150,000. Additionally, Mr. Shewmaker remains eligible to receive the benefits generally available to Company executives, and his health insurance costs are paid by the Company. The consulting agreement further provides that he will continue to be nominated for a director's position with Wal-Mart for a term concurrent with the consulting arrangement.

    Pursuant to the Directors Deferred Compensation Plan (the "Plan"), outside directors may defer payment of all or any part of their director fees. Under the Plan, an outside director may elect to: (a) receive a bookkeeping "cash" credit in the amount of his or her deferred fees (these fees are retained by the Company with interest thereon accrued and compounded annually, at a rate determined by the Board, and are paid to the outside director upon retirement from the Board); and/or (b) have the deferred fees retained by Wal-Mart credited to him or her in the form of "phantom" stock units.

                MEETINGS OF DIRECTORS AND COMMITTEES OF
                        THE BOARD OF DIRECTORS

  The Board held four regular meetings and one telephonic meeting during the year to review significant developments affecting the Company, engage in strategic planning and act on matters requiring
Board approval. The Board has four standing committees: the Audit Committee, the Compensation Committee, the Stock Option Committee, and the Executive Committee. For the 1996 fiscal year, the Audit Committee met two times, the Stock Option Committee met three times, the Compensation Committee met five times, and the Executive Committee did not meet, having taken all other action by written unanimous consent to action. These committees are described in more detail below.

  The Audit Committee monitors the financial condition of the Company and reviews its financial policies and procedures, its internal accounting controls and the objectivity of its financial reporting. The Audit Committee currently consists of F. Kenneth Iverson, who is retiring from the Board as of the Annual Meeting, Elizabeth A. Sanders and Jack Shewmaker.

  The  Compensation  Committee administers the  Company's  Stock  Option
Plans for certain officers of the Company, sets the interest rate applicable to the Company's Deferred Compensation Plan, reviews the salary and benefit structure of the Company with respect to its executive officers and recommends specific actions concerning that structure to the Board. The Compensation Committee currently consists of John A. Cooper, Jr., Robert H. Dedman, who is retiring from the Board as of the Annual Meeting, and Dr. Frederick S. Humphries.

  The Stock Option Committee administers the Company's Stock Option Plans except with respect to certain officers of the Company. The Stock Option Committee currently consists of David D. Glass, Donald G. Soderquist and S. Robson Walton.

  The Executive Committee implements policy decisions of the Board. The Executive Committee currently consists of Paul R. Carter, David D. Glass, Donald G. Soderquist and S. Robson Walton.

  The Company has no nominating committee. Shareholders who wish to recommend director candidates may do so by writing to Robert K. Rhoads, Secretary of the Company, providing the recommended candidate's name, biographical information and qualifications. Management of the Company will forward to the Board the most highly qualified candidates for consideration.

  For the fiscal year ended January 31, 1996, overall attendance at the aggregate of all Board and committee meetings was over 90%. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees on which each served that were held during the period each director served.

            INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

  During the fiscal year ended January 31, 1996, Stan Kroenke, a director of the Company, held various ownership interests in shopping center developments which leased space for 43 of the Company's store and Sam's Club locations. Total rents and maintenance fees paid under the respective leases for the fiscal year ended January 31, 1996 were $21,879,607, of which $14,993,986 represents Mr. Kroenke's interest in the amounts paid. The Company believes that rents and fees paid for this leased space are competitive with amounts that would be paid to an unaffiliated entity to lease similar space. The Company also made payments during the fiscal year ended January 31, 1996 to certain entities in which Mr. Kroenke held an ownership interest as follows:
(i) an aggregate of $301,400 was paid for the reimbursement of certain site selection and development costs incurred on behalf of the Company; and (ii) $101,757 was paid as real estate commissions in connection with obtaining two store sites for the Company, in which commissions Mr. Kroenke had less than a 50 percent interest. Additionally, during the fiscal year the Company paid the Kroenke/THF Utility Co., a utility company in which Mr. Kroenke has an ownership interest, $359,565 for utility services provided to two of the Company's store locations, of which $131,852 represents Mr. Kroenke's interest in the amounts paid.

  During the fiscal year ended January 31, 1996, Frank Robson, the brother of Helen R. Walton, a beneficial owner of more than 5% of the Company's Common Stock, and brother-in-law of the late Sam M. Walton, held various ownership interests in nine store locations leased by the Company. Total rents and maintenance fees paid under the respective leases for the fiscal year ended January 31, 1996 were $2,478,715. The Company believes that the rents and maintenance fees paid under the leases is competitive with amounts that would be paid to an unaffiliated entity to lease similar space.

  Also during the fiscal year ended January 31, 1996, Alice Walton, a beneficial owner of more than 5% of the Company's common stock, acquired an indirect interest in U.S. Housewares Corporation. A wholly-owned subsidiary of U.S. Housewares Corporation sold $6,531,718 in consumer products to Wal-Mart during the fiscal year ended January 31, 1996.

                 COMPLIANCE WITH SECTION 16(a) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

  Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). These reports are also filed with the New York and Toronto Stock Exchanges and the Ontario Securities Commission, and a copy of each report is furnished to the Company.

  Additionally, SEC regulations require that the Company identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To the Company's knowledge, based solely on review of reports furnished to it and written representations that no other reports were required during and with respect to the fiscal year ended January 31, 1996, all Section 16 (a) filing requirements applicable to its executive officers, directors and more than 10% beneficial owners were complied with, except as follows: (a) Thomas M. Coughlin and David Dible each inadvertently filed one month late an initial report on Form 3; (b) Thomas M. Coughlin inadvertently filed late an initial report of beneficial ownership on a Form 3 for a family trust; (c) E. Stanley Kroenke timely filed a Form 3 but inadvertently failed to include additional shares held by his wife which was corrected in an amended Form 3; (d) Dean L. Sanders inadvertently filed a late Form 4 with respect to a sale of shares; and (e) Bob L. Martin inadvertently failed to reflect a gift in his year end Form 5 filed in March of 1995, but did reflect the gift in the Form 5 filed in March of 1996.

                EQUITY SECURITIES AND PRINCIPAL HOLDERS

  There   were   2,292,883,430  shares  of  Common  Stock   issued   and
outstanding on March 31, 1996.

  The following table sets forth the beneficial ownership of the Company's Common Stock by each person who, as of March 31, 1996, is known to the Company to be the beneficial owner of 5% or more of the Common Stock.

                            Amount and Nature of
                            Beneficial Ownership
                        Direct or
                        Indirect
                        with Sole    Indirect with
Name and               Voting and    Shared Voting
Address of             Investment    and Investment             Percent
Beneficial Owner (1)     Power        Power (1)       Total     of Class
Helen R. Walton         1,047,830    871,273,976   872,321,806   38.04
S. Robson Walton          427,222(2) 871,291,668   871,718,890   38.02
John T. Walton          2,798,016    871,388,068   874,186,084   38.13
Jim C. Walton           4,564,068    871,273,976   875,838,044   38.20
Alice L. Walton           371,340    871,273,976   871,645,316   38.02

[FN]
<F1>
  (1) The shares listed as beneficially owned by each such person include 871,273,976 shares held by Walton Enterprises, L.P. (the "Partnership"). Helen R. Walton, S. Robson Walton, John T. Walton, Jim
C. Walton, Alice L. Walton and two trusts for the benefit of Helen R. Walton are the general partners of the Partnership. The business address of each partner is P.O. Box 1508, Bentonville, Arkansas 72712. Dispositive and voting power over all of the shares held by the Partnership is exercised by the partners.
<F2>
  (2) Includes 47,018 shares that S. Robson Walton had a right to acquire within 60 days after March 31, 1996 through the exercise of stock options. Includes 27,340 shares held in the Company's Profit Sharing Plan on behalf of Mr. Walton which Mr. Walton has sole voting power, but no investment power, with respect to such shares.


  The following table sets forth the beneficial ownership of the Company's Common Stock by each of the directors and nominees, each of the executive officers named in the Summary Compensation Table and all of the Company's directors and executive officers as a group as of March 31, 1996.

                         Amount and Nature of
                         Beneficial Ownership
                      Direct or Indirect
                         with Sole      Indirect with
                         Voting and     Shared Voting
Name of                  Investment     and Investment           Percent
Beneficial Owner          Power (1)         Power        Total   of Class
Paul R. Carter.............   100,921      383,541      484,462     *
John A. Cooper, Jr.........   314,980       41,712      356,692     *
Robert H. Dedman...........     2,000       -             2,000     *
William R. Fields..........   223,405       -           223,405     *
Stephen Friedman (2).......       -         -              -        *
Stanley C. Gault...........     3,000       -             3,000     *
David D. Glass............. 2,831,361       92,908    2,924,269     *
Joseph S. Hardin, Jr.......   110,560       13,740      124,300     *
Dr. Frederick S. Humphries.       300       -               300     *
F. Kenneth Iverson.........     4,000       -             4,000     *
E. Stanley Kroenke.........   534,553   39,914,932   40,449,485   1.76
Elizabeth A. Sanders.......     3,000       -             3,000     *
Jack Shewmaker............. 1,866,829       -         1,866,829     *
Donald G. Soderquist....... 1,981,005       79,508    2,060,513     *
Dr. Paula Stern............       500       -               500     *
S. Robson Walton...........   427,222  871,291,668  871,718,890  38.02
John T. Walton............. 2,798,016  871,388,068  874,186,084  38.13


Directors and Executive
Officers as a Group
(27 persons)...............52,098,695  872,168,416  924,267,111  40.30

- -----
[FN]
<F1>
* Less than one percent
<F2>
  (1)  Includes  shares  that  the following  persons  had  a  right  to acquire within 60 days after March 31, 1996 through the exercise of stock options:(i) Messrs. Carter (58,830 shares), Fields (31,378 shares), Glass (340,940 shares), Hardin (27,329 shares), Soderquist (147,959 shares) and S. Robson Walton (47,018 shares); and (ii) all directors and executive officers as a group (831,215 shares). Includes shares held in the Company's Profit Sharing Plan on behalf of the following persons which such persons have sole voting power, but no investment power, with respect to such shares: (i) Messrs. Carter (37,953 shares), Fields (25,621 shares), Glass (93,545 shares), Hardin
(31,089  shares),  Soderquist  (35,290  shares)  and  S.  Robson  Walton
(27,340 shares); and (ii) all directors and executive officers as a group (430,613 shares).
<F3>
  (2) Mr. Friedman acquired 20,000 shares of the Company's Common Stock subsequent to March 31, 1996.

                         INDEPENDENT AUDITORS

  The   Board   has  selected  Ernst  &  Young  LLP  as  the   Company's
independent   auditors,  a  position  held  by   that   firm   and its
predecessor, Arthur Young & Company, since prior to Wal-Mart's initial offering of securities to the public in 1970. Representatives of Ernst & Young LLP are expected to be present at the shareholders meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                         REVOCABILITY OF PROXY

  A shareholder giving a Proxy has the power to revoke it at any time before its exercise. A Proxy may be revoked by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date. A Proxy may also be revoked if the shareholder who executed it is present at the meeting and elects to vote in person.

                    SPECIFICATIONS BY SHAREHOLDERS

  Properly executed Proxies on the accompanying form which are filed before the meeting and not revoked will be voted in accordance with the directions and specifications contained therein. Unless different directions are given, properly executed Proxies which are filed and not revoked will be voted as previously described.

                  SUBMISSION OF SHAREHOLDER PROPOSALS

  Any shareholder proposal to be presented at the 1997 Annual Meeting should be directed to Robert K. Rhoads, Secretary of the Company, Bentonville, Arkansas 72716 by registered, certified, or express mail and must be received by the Company on or before December 16, 1996. The proposal must comply with the requirements of Rule 14a-8, promulgated under the Securities Exchange Act of 1934. Proposals submitted electronically or by facsimile will not be accepted.

  All proposals and suggestions from shareholders are carefully considered. If a proposal or suggestion is clearly in the best interests of the Company and its Shareholders, the proposal will be implemented without inclusion in the proxy statement, unless a shareholder vote is required by law.

                        SOLICITATION OF PROXIES

  This solicitation is made on behalf of the Board of Directors of the Company. The cost of soliciting these Proxies will be borne by the Company. In addition to solicitation by mail, the Company may arrange for brokerage houses and other custodians, nominees and fiduciaries to forward Proxies and proxy material to their principals and may reimburse them for their expenses in doing so.

                             ANNUAL REPORT

    This Proxy Statement is accompanied or has been preceded by the Annual Report of the Company for its fiscal year ended January 31, 1996. Shareholders are referred to the Annual Report for financial information about the activities of the Company, but the Annual Report is not incorporated into this Proxy Statement and is not to be deemed a part of the proxy soliciting material.

                             OTHER MATTERS

  The Board does not intend to present and has no reason to believe that others will present at the Annual Meeting any items of business other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying Proxy to vote the shares represented thereby in accordance with their best judgment and discretionary authority to do so is included in the Proxy.
                              By Order of the Board of Directors

  Bentonville, Arkansas                Robert K. Rhoads
  April 10, 1996                          Secretary


            (Map with directions to Annual Shareholders' Meeting)


                            ADMITTANCE SLIP
                         WAL-MART STORES, INC.
                    Annual Meeting of Shareholders

               Place:         Bud Walton Arena
                              University of Arkansas Campus
                              (parking on North Razorback Drive)
                              Fayetteville, Arkansas

               Time:          June 7, 1996  10:00 A.M. CDST
                              (Pre-meeting activities at 8:00 a.m.)

               Casual Dress Recommended

Please present this slip at the entrance. Shareholders may bring guests; however the Company reserves the right to limit the number of guests of each Shareholder. Photographs for use in Company publications will be taken at the Annual Meeting. By attending, you waive any claim to these photographs. Camcorders or video taping equipment of any kind are expressly prohibited.


                      WAL-MART STORES, INC. PROXY
   SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF THE SHAREHOLDERS OF WAL-MART STORES, INC. TO BE HELD ON JUNE 7, 1996

   The undersigned shareholder of Wal-Mart Stores, Inc. (the "Company") having received the Notice of Annual Meeting of Shareholders (the "Meeting") to be held on June 7, 1996, and a Proxy Statement furnished by the Company's Board of Directors for the Meeting, appoints S. ROBSON WALTON and DAVID D. GLASS or either of them as Proxies and Attorneys-in-Fact, with full power of substitution, to represent the undersigned and to vote all shares of the Common Stock of the Company which the undersigned is entitled to vote at the Meeting to be held June 7, 1996, in Bud Walton Arena, University of Arkansas, Fayetteville, Arkansas, at 10:00 a.m. (CDST) and any adjournment thereof. If the undersigned is a participant in the Wal-Mart Stores, Inc. Profit Sharing Plan (the "Plan"), the undersigned further directs that the Trustee of the Wal-Mart Stores, Inc. Profit Sharing Trust (the "Trustee") vote all stock which is attributable to the undersigned's interest in the Plan at the Meeting and any adjournment thereof, in the manner stated herein as to the following matters and in the Trustee's discretion on any other matters that come before the Meeting.

                                          _________________________________
                                          _________________________________
                                          _________________________________

You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

                         FOLD AND DETACH HERE


                         WAL-MART STORES, INC.
                     Annual Meeting of Shareholders
                             June 7, 1996
                           10:00 a.m. (CDST)
                   (Pre-meeting activities at 8:00 a.m.)

                             Bud Walton Arena
                          University of Arkansas
                          Fayetteville, Arkansas

_X__ Please mark your vote
     as in this example.

   This Proxy will be voted as indicated by the Shareholder(s). If no choice is indicated, this Proxy will be voted "FOR" the Election of Directors as set forth in the Proxy Statement dated April 10, 1996. The Board of Directors knows of no other matter to come before the meeting. If any other matters are brought before the meeting, the persons listed in this Proxy or their substitutes will vote this Proxy on such matters in accordance with their best judgment.

The Board of Directors recommends a vote FOR:
                              FOR                 WITHHELD
1.  Election of Directors    _____                 _____
    (see reverse)

FOR, except vote withheld from the following nominee(s):

______________________________________________________

IMPORTANT: Please sign Proxy as name appears. When stock is jointly held, each joint owner should sign Proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s).

__________________________________________
__________________________________________
Signature(s)                    Date

                              FOLD AND DETACH HERE

Your proxy vote is important to Wal-Mart Stores, Inc. In this regard, First Chicago Trust Company has been appointed to act as Independent Inspector of Election and will tabulate the proxy vote for the Annual Meeting of Shareholders.

First Chicago now acts as the Company's Stock Transfer Agent, Registrar, Dividend Disbursing Agent, and Administrator for the Company's Associate Stock Ownership Plan. Should you have any questions or inquiries regarding your shareholder account, please direct them to First Chicago at 1-800-438-6278 or write to:

                        First Chicago Trust Company
                        P.O. Box 2540
                        Jersey City, NJ  07303-2540

                          Stock Up at SAM'S Club

As a Wal-Mart shareholder, you are qualified for membership at SAM'S Club.

Use this One-Day Trial Membership Card to stock up on name brand merchandise for your business or home, all at low, warehouse prices.

If you've already joined SAM'S Club, you know what a great value membership represents and you may want to pass this Trial Membership along to a friend or colleague.

                       (Trial Membership Card attached)

Annual membership fee of $25* payable upon joining. One secondary membership is available for only $10*.
*Sales tax additional, where applicable.



                         WAL-MART STORES, INC.
                         Bentonville, Arkansas


               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To  Be Held June 7, 1996



To the Shareholders of Wal-Mart Stores, Inc.:

   The 1996 Annual Meeting of Shareholders (the "Annual Meeting") of Wal-Mart Stores, Inc. (the "Company"), a Delaware corporation, will be held Friday, June 7, 1996, at 10:00 a.m. (with pre-meeting activities at 8:00 a.m.), in Bud Walton Arena, University of Arkansas, Fayetteville, Arkansas, to consider and act upon the following:

          (1) Election of directors; and

          (2) Transaction of any other business that may properly come before the meeting or any adjournment thereof.

  Only shareholders of record at the close of business on April 8, 1996, are entitled to notice of and to vote at the Annual Meeting. If you plan to attend, please bring the Admittance Card which is printed on the back cover hereof.

  REGARDLESS OF WHETHER YOU PLAN TO ATTEND, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. MAILING YOUR COMPLETED PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING IF YOU WISH TO DO SO.

  THE   PROXY   IS  SOLICITED  BY  AND  ON  BEHALF  OF  THE   BOARD   OF
DIRECTORS.


                  By Order of the Board of Directors


                           Robert K. Rhoads
                               Secretary

Bentonville, Arkansas
April 10, 1996

                 Annual Meeting Admittance Card on Back Cover